EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C. § 1350

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Joseph Zakrzweski, Chief Executive Officer (Principal Executive Officer) of Amarin Corporation plc and John F. Thero, President (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

(1)	The Company’s Annual Report on Form 10-K for the period ended December 31, 2012, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such year.

/s/ Joseph Zakrzewski
Date: February 28, 2013	Joseph Zakrzweski
Chief Executive Officer (Principal Executive Officer)

/s/ John F. Thero
Date: February 28, 2013	John F. Thero
President (Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of Amarin Corporation plc under the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.